UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sherry M. Smith, the current Executive Vice President and Chief Financial Officer of SUPERVALU INC. (the “Company”), has agreed to remain employed in that position through August 6, 2013 pursuant to the current terms of her employment.  Her last day with the Company will be August 9, 2013.

On July 23, 2013, the Company entered into a letter agreement with Mr. Bruce H. Besanko regarding the terms of his employment as Executive Vice President and Chief Financial Officer of the Company (the “Letter Agreement”).  The Letter Agreement will become effective on August 7, 2013 (the “Commencement Date”) and has a three-year term ending on the third anniversary of the Commencement Date (the “Term”), subject to earlier termination by either party for any reason.

Pursuant to the Letter Agreement, Mr. Besanko will be paid an annual base salary of not less than $675,000. He will also be eligible to participate in the Company’s annual cash bonus plan for fiscal 2014 on a prorated basis from the Commencement Date and to earn a cash bonus for each subsequent fiscal year (or other performance period), in each case with a minimum of zero, a target of 100% of his base salary and a maximum of 200% of his base salary based on the attainment of performance goals approved by the Leadership Development and Compensation Committee of the Board of Directors of the Company (the “Committee”).  Mr. Besanko will also receive a signing bonus of $1,500,000, $1,000,000 to be paid within 30 days following the Commencement Date and the remaining $500,000 to be paid at the six-month anniversary of the Commencement Date. The net after-tax amount of the signing bonus is subject to prorated repayment if Mr. Besanko voluntarily leaves the Company within two years of the Commencement Date.

As soon as practicable on or following the Commencement Date, the Company will grant Mr. Besanko stock options to acquire 225,000 shares of Company common stock with an exercise price equal to the closing price of a share of Company common stock on the New York Stock Exchange on the grant date and 225,000 restricted stock shares of Company common stock.  The stock options and restricted stock will have the same terms and conditions of awards generally granted during fiscal 2014 to other executives of the Company under the Company’s 2012 Stock Plan.  They will vest in three equal annual installments on each anniversary of the grant date, subject to Mr. Besanko’s continued employment through the vesting date.  The options and restricted stock will be granted outside of the terms of the Company’s 2012 Stock Plan in reliance on the employment inducement award exemption under the New York Stock Exchange Listed Company Manual Rule 303A.08.

Each fiscal year that Mr. Besanko is employed during the Term, he will be eligible to receive a long-term incentive award and the target value of such long-term incentive award will be $1,000,000.  As soon as practicable on or following the Commencement Date, the Company will grant Mr. Besanko a long-term incentive award for fiscal 2014 in the form of stock options (the amount of which will be prorated based on the Commencement Date), with the grant date fair value and other terms and conditions to be determined by the Committee.  For fiscal years following fiscal 2014 that Mr. Besanko is employed during the Term, the Company will grant him a long-term incentive award in a combination of stock options and/or performance shares, or such other award(s) as determined by the Committee. Such long-term incentive award will be made at the same time and on the same terms as long-term incentive awards are granted to similarly-situated executives of the Company if Mr. Besanko remains employed with the Company on such grant date, with the grant date fair value, allocation between different forms of awards, performance metrics and other terms and conditions to be determined by the Committee.

Mr. Besanko will be provided with a Change of Control Agreement, with terms consistent with the Change of Control Agreements of other senior executives of the Company, which will become effective on the Commencement Date. In the event that Mr. Besanko’s employment is terminated (other than under circumstances entitling him to severance benefits under his Change of Control Agreement) his eligibility for severance will be determined under the terms of the Company’s Executive & Officer Severance Pay Plan, as in effect at the time of such termination of employment; provided, however, for a period of eighteen months following the Commencement Date, Mr. Besanko will remain eligible to receive severance benefits at the same level and under the same terms and conditions as provided under the Executive & Officer Severance Pay Plan in effect as of July 23, 2013 and/or that would apply to other similarly situated executives. Following this eighteen-month period, Mr. Besanko’s eligibility to receive severance benefits, and the applicable level of severance benefits, will be as provided at the same level as similarly situated executives of the Company under the Executive & Officer Severance Pay Plan (or such other applicable severance plan, if any, or Change of Control Agreement) at the time of his termination of employment.

The Letter Agreement provides that the Company will pay or reimburse Mr. Besanko for all reasonable travel and other business related expenses incurred by him in performing his duties as Executive Vice President and Chief Financial Officer in accordance with the Company’s policies and procedures.  Mr. Besanko will be eligible for relocation to the greater Minneapolis, Minnesota metropolitan area under the Company’s Tier 1 Relocation Program.  In addition, Mr. Besanko will be provided the following exceptions to the Tier 1 Relocation Program: (1) additional expenses up to $25,000 to move his Illinois apartment and pay remaining apartment lease payments, and (2) relocation of his primary residence may be completed up to 24 months from Commencement Date.  The Company will also pay up to $50,000 for reasonable counsel fees incurred by Mr. Besanko in connection with the negotiation and documentation of the Letter Agreement. Mr. Besanko will be eligible to participate in the Company’s comprehensive benefits programs and the Executive Nonqualified Deferred Compensation Plan.

The Letter Agreement is subject to the Company’s customary non-compete, non-solicitation, confidentiality and mandatory arbitration provisions.  Mr. Besanko will be subject to the Company’s Executive Stock Ownership and Retention Program.

A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the agreement.

On July 24, 2013, the Company issued News Releases relating to Mr. Besanko.  Copies of the News Releases issued by the Company are attached as Exhibit 99.1 and 99.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated July 23, 2013, between SUPERVALU INC. and Bruce H. Besanko**
99.1	News Release, dated July 24, 2013, regarding appointment of Mr. Besanko
99.2	News Release, dated July 24, 2013, regarding inducement award to Mr. Besanko

** Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2013

SUPERVALU INC.

	By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated July 23, 2013, between SUPERVALU INC. and Bruce H. Besanko**
99.1	News Release, dated July 24, 2013, regarding appointment Mr. Besanko
99.2	News Release, dated July 24, 2013, regarding inducement award to Mr. Besanko

** Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K